EXHIBIT A(8)

          AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                              ARTISAN FUNDS, INC.


     The undersigned Chief Executive Officer of Artisan Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Business Corporation Law and Article IV of the Corporation's Amended and Restated Articles of Incorporation, as amended (the "Restated Articles"), the following Amendment was duly adopted to create an additional class of shares to be designated the "Artisan International Small Cap Fund," with a single series designated as "Artisan International Small Cap Fund Investor Shares":

          "Article IV is hereby amended by deleting Section A of Article IV in its entirety and replacing it with the following:

          'A. The Corporation is authorized to issue an indefinite number of shares of common stock, $.01 par value per share. Subject to the following paragraph, the authorized shares are classified as follows:

                                                            Authorized Number
                  Class                       Series           of Shares
                  -----                       ------           ----------
          Artisan Small Cap Fund         Investor Shares       Indefinite
          Artisan International Fund     Investor Shares       Indefinite
          Artisan International Fund     Institutional Shares  Indefinite
          Artisan Mid Cap Fund           Investor Shares       Indefinite
          Artisan Mid Cap Fund           Institutional Shares  Indefinite
          Artisan Small Cap Value Fund   Investor Shares       Indefinite
          Artisan Mid Cap Value Fund     Investor Shares       Indefinite
          Artisan International Small    Investor Shares       Indefinite
             Cap Fund

     The remaining shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph:' "

     This Amendment to the Restated Articles was adopted by the Board of Directors of the Corporation on August 30, 2001 without shareholder approval in accordance with Sections 180.1002(8) and 180.0602(1)(a) and(b). Prior to this Amendment, none of the Artisan International Small Cap Fund Investor Shares has been issued.

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     Executed in duplicate this 30th day of August, 2001.


                                             ARTISAN FUNDS, INC.



                                             By:  /s/ Andrew A. Ziegler
                                                  -------------------------
                                                  Andrew A. Ziegler
                                                  Chief Executive Officer


This instrument was drafted by:

Ellen R. Drought
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin  53202


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